Exhibit 1.1

EXECUTION VERSION

Ferrellgas Partners, L.P.

6,325,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

dated June 2, 2015

J.P. Morgan Securities LLC
UBS Securities LLC

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

RBC Capital Markets, LLC

Jefferies LLC

SunTrust Robinson Humphrey, Inc.

Capital One Securities, Inc.

Fifth Third Securities, Inc.

Mitsubishi UFJ Securities (USA), Inc.

Simmons & Company International

UNDERWRITING AGREEMENT

June 2, 2015

J.P. MORGAN SECURITIES LLC

UBS SECURITIES LLC

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

RBC CAPITAL MARKETS, LLC

JEFFERIES LLC

SUNTRUST ROBINSON HUMPHREY, INC.

CAPITAL ONE SECURITIES, INC.

FIFTH THIRD SECURITIES, INC.

MITSUBISHI UFJ SECURITIES (USA), INC.

SIMMONS & COMPANY INTERNATIONAL

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Introductory.  Ferrellgas Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (collectively, the “Underwriters”), for whom J.P. Morgan Securities LLC (“JP Morgan”) is acting as representative (the “Representative”), an aggregate of 6,325,000 Common Units (the “Firm Units”) representing limited partner interests in the Partnership.  In addition, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional 948,750 Common Units (the “Additional Units”).  The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.”   The Units are described in the Prospectus which is referred to below.

This agreement (the “Agreement”) is to confirm the agreement among the Partnership, Ferrellgas, L.P., a Delaware limited partnership (the “Operating Partnership”), and Ferrellgas, Inc., a Delaware corporation and the general partner of the Partnership and the Operating Partnership (the “General Partner” and, together with the Partnership and the Operating Partnership, the “Ferrellgas Parties”), on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Units from the Partnership by the Underwriters.

The Units are being issued in connection with the acquisition (the “Acquisition”) by the Partnership of all of the issued and outstanding shares of capital stock of Bridger Logistics, LLC (together with its consolidated subsidiaries, the “Acquired Business”).

The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-204620) under the Act, including a prospectus, which registration statement incorporates by reference documents which the Partnership has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  Such registration statement became effective upon its filing as an “automatic shelf registration statement” as defined under Rule 405 of the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement on Form S-3 (File No. 333-204620), as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act.

The Partnership has furnished to the Underwriters, for use by the Underwriters and by dealers in connection with the offering of the Units, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Units.  Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to the Underwriters by the Partnership and attached to or used with such preliminary prospectus supplement.  Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to the Underwriters by the Partnership and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Units filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) and in the form furnished by the Partnership to the Underwriters for use by the Underwriters and by dealers in connection with the offering of the Units.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B-1 attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Units contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act).  The Underwriters have not offered or sold and will not offer or sell, without the Partnership’s consent, any Units by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433 under the Act), if any, relating to the Units that is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means any Pre-Pricing Prospectus or Basic Prospectus, in either case together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and the information set forth on Schedule B-2 attached hereto.

Any reference herein to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic

Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.

The Ferrellgas Parties and the Underwriters agree as follows:

SECTION 1.         Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership, the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $22.08 per Unit.  The Partnership is advised by the Underwriters that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effectiveness of this Agreement as in their judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus.  The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.

In addition, the Partnership hereby grants to the several Underwriters the option (the “Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units, at the same purchase price per Unit to be paid by the Underwriters to the Partnership for the Firm Units; provided, however, that the amount paid by the Underwriters on any Additional Units shall be reduced by an amount per share equal to any distributions declared by the Partnership and payable on the Firm Units but not payable on such Additional Units.  The Option may be exercised by the Representative, on behalf of the several Underwriters, at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Partnership.  Such notice shall set forth the aggregate number of Additional Units as to which the Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor (unless the Option is exercised prior to the Closing Date, in which case the additional time of purchase shall be the Closing Date) earlier than the second business day after the date on which the Option shall have been exercised nor later than the tenth business day after the date on which the Option shall have been exercised.  The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A attached hereto bears to the total number of Firm Units, subject, in each case, to such adjustment as the Underwriters may determine to eliminate fractional Units and subject to adjustment in accordance with Section 8 hereof.

SECTION 2.         Payment and Delivery.  Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer against electronic delivery of the Firm Units in book entry form to the Underwriters through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M.,

New York City time, on June 8, 2015 (the “Closing Date”) (unless another time shall be agreed to by the Representative and the Partnership or unless postponed in accordance with the provisions of Section 8 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”  Electronic transfer of the Firm Units shall be made to the Representative at the time of purchase in such names and in such denominations as the Representative shall specify.

Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Units.  Electronic transfer of the Additional Units shall be made to the Representative at the additional time of purchase in such names and in such denominations as the Representative shall specify.

Delivery of the documents described in Section 6 hereof with respect to the purchase of the Firm Units and any purchase of Additional Units shall be made at the offices of Cahill Gordon & Reindel LLP, at 80 Pine Street, New York, New York, at 9:00 A.M., New York City time, on the Closing Date and the date of the closing of any purchase of Additional Units.

SECTION 3.         Representations and Warranties of the Ferrellgas Parties.  Each of the Ferrellgas Parties, jointly and severally, represents and warrants to and agrees with each of the Underwriters that (it being understood and agreed that whenever reference is made to the subsidiaries of the Ferrellgas Parties in this Agreement, such phrase will be understood to refer to and include (i) all of the subsidiaries of the Ferrellgas Parties and (ii) except as expressly stated herein, the Acquired Business and, all references to the Acquired Business are made to the knowledge of the Ferrellgas Parties, after reasonable inquiry):

(a)           Effectiveness of the Registration Statement.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Ferrellgas Parties’ knowledge, are contemplated by the Commission.

(b)           Compliance with the Act; No Material Misstatements or Omissions.  The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with, the requirements of Rule 415 under the Act; the Registration Statement did not, as of the Effective Time, and at the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied at the time it was filed with the Commission, and complies as of the date hereof, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, or the Disclosure Package include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus or the Disclosure Package, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied as of its date and the date it was filed with the Commission, complies as of the date hereof and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Basic Prospectus and the date such Basic Prospectus was filed with the Commission and ends at the time of purchase did or will any Basic Prospectus, as then amended or supplemented, or the Disclosure Package include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Basic Prospectus, as then amended or supplemented, or the Disclosure Package if any, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date of the Prospectus Supplement, the date that it is filed with the Commission, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus Supplement, the Disclosure Package or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of the earliest use of any Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or conflict with the information contained in the Registration Statement, the Disclosure Package, any Pre-Pricing Prospectus, the Prospectus Supplement or the Prospectus; provided, however, that the Ferrellgas Parties make no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Disclosure Package, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter to the Partnership expressly for use in the Registration Statement, the Disclosure Package, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus; and each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(c)           Other Offering Documents.  Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that any such Permitted Free Writing Prospectus is so used or referred to after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the use of or reference to any Permitted Free Writing Prospectus by any Underwriter will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the Registration Statement, as initially filed with the Commission, includes a prospectus that other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Units contemplated hereby, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Partnership be considered an “ineligible issuer”; and the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Units contemplated hereby is solely the property of the Partnership.

(d)           FINRA Exemption.  In accordance with FINRA Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the offering of the Units has been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 prior to October 21, 1992 and offered pursuant to Rule 415 adopted under the Act.

(e)           Formation and Qualification of the General Partner.  The General Partner has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties, to conduct its business and to act as the general partner of the Partnership and the Operating Partnership, in each case as described in the Disclosure Package and the Prospectus, and has been duly qualified or registered to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or conduct of business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Ferrellgas Parties and all of their respective subsidiaries, taken as a whole (a “Material Adverse Effect”), or (ii) subject the Partnership or the holders of Common Units to any material liability or disability.

(f)            Formation and Qualification of the Partnership and the Operating Partnership.  Each of the Partnership and the Operating Partnership has been duly formed and is validly existing and in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), with full partnership power and authority to own or lease its properties and to conduct its business, in each case as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign limited partnership in good standing in all other jurisdictions in which its ownership or lease of property or conduct of business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not (i) reasonably be expected to have a Material Adverse Effect or (ii) subject the Partnership or the holders of Common Units to any material liability or disability.

(g)           Ownership of the General Partner.  Ferrell Companies, Inc. (“FCI”) is the sole stockholder of the General Partner, holding 100% of the issued and outstanding shares of capital stock of the General Partner; such shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and FCI owns such shares of capital stock free and clear of all liens, encumbrances, charges or claims (“Liens”) (except for any such Liens that are not, individually or in the aggregate, material to the ownership, use or value of such shares of capital stock or as disclosed in the Disclosure Package and the Prospectus).

(h)           General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership, with a general partner interest in the Partnership of 1.0%, and holds all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”); such general partner interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (as it may be further amended and/or restated at or prior to the time of purchase or any additional time of purchase, the “Partnership Agreement”) and are fully paid (to the extent required by the Partnership Agreement); and the General Partner owns such general partner interest and Incentive Distribution Rights free and clear of all Liens (except (i) for any such Liens that are not, individually or in the aggregate, material to the ownership, use or value of such general partner interest, (ii) as disclosed in the Disclosure Package and the Prospectus or (iii) for restrictions on transferability contained in the Partnership Agreement).

(i)            Limited Partner Interests in the Partnership.  The limited partners of the Partnership hold Common Units in the Partnership representing an aggregate 99.0% limited partner interest; such limited partner interest consists of (as of April 30, 2015 and excluding the Units) (i) 55,582,894 publicly-traded Common Units (representing an approximate 67% limited partner interest), (ii) 22,529,361 Common Units (representing an approximate 28% limited partner interest) owned by FCI and (iii) 4,358,475 Common Units (representing an approximate 5% limited partner interest) beneficially owned by James E. Ferrell (such Common Units, collectively, the “Existing Units”); the Existing Units are the only limited partner interests of the Partnership that are issued and outstanding; all of the Existing Units have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid and non-assessable (except as non-assessability may be affected by certain provisions of the Delaware Act); and all of the Existing Units have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(j)            General Partner Interest in the Operating Partnership.  The General Partner is the sole general partner of the Operating Partnership, with a general partner interest in the Operating Partnership of 1.0101%; such general partner interest has been duly authorized and validly issued in accordance with the Third Amended and Restated Agreement of Limited Partnership of

the Operating Partnership (as it may be further amended and/or restated at or prior to the time of purchase or any additional time of purchase, the “Operating Partnership Agreement”) and is fully paid (to the extent required by the Operating Partnership Agreement); and the General Partner owns such general partner interest free and clear of all Liens (except (i) for any such Liens that are not, individually or in the aggregate, material to the ownership, use or value of such general partner interest, (ii) as disclosed in the Disclosure Package and the Prospectus or (iii) for restrictions on transferability contained in the Operating Partnership Agreement).

(k)           Limited Partner Interest in the Operating Partnership.  The Partnership is the sole limited partner of the Operating Partnership, with a limited partner interest of 98.9899%; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid and non-assessable (except as such non-assessability may be affected by certain provisions of the Delaware Act); and the Partnership owns such limited partner interest free and clear of all Liens (except (i) for any such Liens that are not, individually or in the aggregate, material to the ownership, use or value of such limited partner interest, (ii) as disclosed in the Disclosure Package and the Prospectus or (iii) restrictions on transferability contained in the Operating Partnership Agreement).  No options, warrants or other rights to purchase, agreements or other obligations to issue or rights to convert any obligation into any equity interest in the Operating Partnership are outstanding, and there are no restrictions upon the voting or transfer of any limited partner interests in the Operating Partnership.

(l)            Subsidiaries.  None of the Ferrellgas Parties has any subsidiaries (other than the Partnership and the Operating Partnership) that, individually or considered as a whole, would be deemed to be a “significant subsidiary” (as defined in Rule 405 under the Act).  The entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Ferrellgas Parties.  Each subsidiary of the Ferrellgas Parties has been duly incorporated or formed, as the case may be, and is an existing corporation or limited liability company, as the case maybe, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case maybe, with power and authority (corporate or limited liability company, as the case may be) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and each subsidiary of the Ferrellgas Parties is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or limited liability company interests, as the case may be, of each subsidiary is owned, directly or indirectly, by the Ferrellgas Parties and has been duly authorized and validly issued and is fully paid and non-assessable (except as non-assessability may be affected by certain provisions of the Delaware Limited Liability Company Act); and the capital stock or limited liability company interests, as the case may be, of each subsidiary owned by the Ferrellgas Parties, directly or through subsidiaries, is owned free from Liens (except for such Liens (i) as are not, individually or in the aggregate, material to the ownership, use or value thereof, (ii) as are granted in connection with the Operating Partnership’s credit agreement, dated as of November 2, 2009, as amended, or (iii) as otherwise disclosed in the Disclosure Package and the Prospectus).

(m)          NYSE Listing.  As of the Closing Date, the Units will be duly listed and admitted and authorized for trading, subject to official notice of issuance, on the NYSE; and the Ferrellgas Parties have not received any notice from the NYSE regarding the delisting of the Common Units from the NYSE.

(n)           Valid Issuance of the Units.  The Units and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor as provided herein, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by certain provisions of the Delaware Act); other than the Existing Units and any Common Units that may be issued pursuant to Section 4(p) hereof, the Units will be the only limited partner interests of the Partnership issued and outstanding at the time of purchase and each additional time of purchase; the issuance and delivery of the Units against payment therefor as provided herein will not violate any restriction upon the transfer thereof or any preemptive right, resale right, right of first refusal or similar right existing pursuant to or under the Delaware Act, the Partnership’s certificate of limited partnership, the Partnership Agreement or any agreement or other instrument to which any of the Ferrellgas Parties or any of their affiliates is a party or by which any of them may be bound or affected; and the Units, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof existing pursuant to or under the Delaware Act, the Partnership’s certificate of limited partnership, the Partnership Agreement or any agreement or other instrument to which any of the Ferrellgas Parties or any of their affiliates is a party or by which any of them may be bound or affected.

(o)           Conformity of Units to Description; Unit Certificates.  The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the description thereof contained or incorporated by reference in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectuses; and the certificates for the Units are in due and proper form.

(p)           Authority and Authorization.  Each of the Ferrellgas Parties has full power and authority (corporate or partnership, as the case may be) to execute and deliver this Agreement and perform their obligations hereunder; the Partnership has all requisite power and authority under the Partnership Agreement and the Delaware Act to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package, the Prospectus Supplement and the Prospectus; and at the time of purchase and each additional time of purchase, all partnership or corporate action, as the case may be, required to be taken by the Ferrellgas Parties or any of their partners or securityholders for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(q)           Authorization, Execution and Delivery of this Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Ferrellgas Parties.

(r)            Operating Agreements.  The Partnership Agreement has been duly authorized, executed and delivered by the General Partner for itself and as attorney-in-fact for each of the limited partners of the Partnership pursuant to the powers of attorney granted by the Partnership Agreement and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) limitations under Federal or state securities laws with respect to the rights of indemnification or contribution thereunder, if any, and (iii) general principles of equity (clauses (i) through (iii) collectively, the “Enforceability Exceptions”).

(s)            Defaults.  None of the Ferrellgas Parties or any of their respective subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its formation, governing or other organizational documents, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or (v) any decree, judgment or order applicable to it or any of its properties, except in the case of clauses (ii) through (v) for any such breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement.

(t)            Conflicts.  The execution, delivery and performance of this Agreement, the issuance and sale of the Units and the consummation of the transactions contemplated hereby do not and will not (A) conflict with or result in a violation of any of the provisions of the certificate of incorporation, certificate or agreement of limited partnership, articles of formation or by-laws, as the case may be, of the Ferrellgas Parties and their respective subsidiaries, (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to any of the Ferrellgas Parties or their respective subsidiaries, or by which any property or asset of any of the Ferrellgas Parties or any of their respective subsidiaries, is or may be bound or (C) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which any of the Ferrellgas Parties or any of their respective subsidiaries is a party or by which any of them or any of their respective properties or assets is or may be bound, except, in the case of clause (B) or (C) where such conflict, violation, breach or default will not prevent or materially delay the consummation of the transactions contemplated by this Agreement and would not reasonably be expected to have a Material Adverse Effect.

(u)           Consents.  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or court, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the securityholders of the Ferrellgas Parties (each, a “Consent”), is required in connection with the issuance and sale of the Units or the consummation of the transactions contemplated by this Agreement, except (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii)  approval of the Supplemental Listing Application filed by the Partnership with the NYSE in connection with the offering of the Units and delivery of official notice of issuance of the Units to the NYSE, (iv) Consents that have been, or prior to the time of purchase will be, obtained or (v) as the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Ferrellgas Parties to execute, deliver and perform the transactions contemplated by this Agreement in accordance with its terms.

(v)           Preemptive Rights, Registration Rights, Options or Other Rights.  All equity interests in the Ferrellgas Parties were issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; except as described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, and except for the Registration Rights Agreement, dated December 17, 1999, by and between the Partnership and Williams Natural Gas Liquids, Inc., as amended (the “Registration Rights Agreement”), (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Common Units or other equity interests in the Partnership, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Common Units or other equity interests in the Partnership, (iii) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the offer and sale of the Units, (iv) there are no restrictions upon the voting or transfer of any limited partner interest in the Partnership and (v) other than pursuant to the Partnership Agreement, no person has the right, contractual or otherwise, to cause the Partnership to register under the Act any Common Units or other equity interests in the Partnership, or to include any such Common Units or interests in the Registration Statement or the offering contemplated thereby; and any rights existing pursuant to the Registration Rights Agreement to cause the Partnership to register under the Act any Common Units or other equity interests in the Partnership, or to include any such Common Units or interests in the Registration Statement or the offering contemplated thereby, have been waived.

(w)          Permits.  Except as disclosed in the Disclosure Package and the Prospectus, each of the Ferrellgas Parties and their respective subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except for those which the failure to possess or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to any of the Ferrellgas Parties or any of their respective subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)           Litigation.  Except as described in the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or to the Ferrellgas Parties’ and their respective subsidiaries’ knowledge, threatened or contemplated to which the Ferrellgas Parties or any of their respective subsidiaries are or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except for any such actions, suits, claims, investigations or proceedings that, if resolved adversely to any Ferrellgas Party or their respective subsidiaries would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially interfere with consummation of the transactions contemplated hereby.

(y)           Disclosure Regarding Certain Matters.  There are no legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement or any Incorporated Document that have not been so described or filed as required; and the statements included in the Registration Statement, the Disclosure Package and the Prospectus (i) under the headings “Description of Common Units, Senior Units and Deferred Participation Units,” insofar as they purport to constitute a summary of the terms of the Common Units, and (ii) under the heading “Tax Consequences,” “Investment in Us by Employee Benefit Plans” and “Summary of Certain Tax Consequences,” insofar as they purport to constitute a summary of the consequences to holders of Common Units under United States federal tax laws and ERISA (as defined below), are fair and accurate summaries thereof in all material respects.

(z)           Independent Registered Public Accountants.  Grant Thornton LLP, the accountants who certified the financial statements and any supporting schedules thereto of the Partnership and its consolidated subsidiaries for the fiscal years ended July 31, 2014 and 2013 incorporated by reference into the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, are independent public accountants as required by the Securities Act, the Exchange Act and the published rules and regulations promulgated thereunder and the rules and regulations of the Public Company Accounting Oversight Board.  Deloitte & Touche LLP, the accountants who certified the financial statements and any supporting schedules thereto of the Partnership and its consolidated subsidiaries for the fiscal year ended July 31, 2012 incorporated by reference into the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, were as of October 1, 2012, and during the period covered by such financial statements, independent public accountants as required by the Securities Act, the Exchange Act and the published rules and regulations promulgated thereunder and the rules and regulations of the Public Company Accounting Oversight Board.  KPMG LLP, the accountants who certified the financial statements and any supporting schedules thereto of the Acquired Business for the fiscal years ended December 31, 2014 and 2013 included or incorporated by reference into the Pre-Pricing Prospectuses and the Prospectus, are independent public accountants as required by the Securities Act, the Exchange Act and the published rules and regulations promulgated thereunder and the rules and regulations of the Public Company Accounting Oversight Board.  James, Hardy & Haley LLP, the accountants who certified the financial statements and any supporting schedules thereto of the Acquired Business for the fiscal year ended December 31, 2012 included or incorporated by reference into the Pre-Pricing Prospectuses and the Prospectus, are independent public accountants as required by the Securities Act, the Exchange Act and the published rules and regulations promulgated thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(aa)         Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Disclosure Package, together with the related notes and schedules, present fairly the consolidated financial position of the entities referenced thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity or partners’ capital, as the case may be, of the entities referenced thereby for the periods specified; such financial statements have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent disclosed therein; any pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Disclosure Package comply with the requirements of the Act and the Exchange Act, the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus, the Permitted Free Writing Prospectuses and the Disclosure

Package, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Ferrellgas Parties and their affiliates, except to the extent disclosed therein; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or the Disclosure Package that are not so included or incorporated by reference as required; the Ferrellgas Parties do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus, the Prospectus and the Disclosure Package; and all disclosures included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus, the Permitted Free Writing Prospectuses and the Disclosure Package, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus, the Permitted Free Writing Prospectuses and the Disclosure Package, if any, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb)         Unit Options.  Except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, each stock or unit option granted under the Partnership’s Unit Option Plan or FCI’s Incentive Compensation Plan (each, an “Option Plan”) was granted with a per share or per unit exercise price no less than the fair market value per share or Common Unit on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Option Plan, (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the General Partner or FCI, as applicable, and (iii) has been properly accounted for in the financial statements of the Ferrellgas Parties in accordance with U.S. generally accepted accounting principles and disclosed in the their respective filings with the Commission.

(cc)         Material Adverse Changes.  Since the date of the latest audited financial statements of the Partnership and its consolidated subsidiaries included in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuers and their subsidiaries taken as a whole; and, except as disclosed in or contemplated by the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Disclosure Package, or for the regular quarterly distributions on the general partner and limited partner interests of the Partnership, there has been no dividend or distribution of any kind declared, paid or made by either of the Issuers on any class of their respective equity interests.

(dd)         Lock-Up Agreements.  Each of the Ferrellgas Parties has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A attached hereto, of each of its directors, “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and securityholders named in Exhibit A-1 attached hereto.

(ee)         Investment Company.  None of the Ferrellgas Parties and their respective subsidiaries is and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will be an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (as amended, the “Investment Company Act”). Each of the Ferrellgas Parties and their respective subsidiaries is and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof will be exempt from regulation as an “investment company” as such term is defined in the Investment Company Act.

(ff)          Title.  Except as disclosed in the Disclosure Package and the Prospectus, each of the Ferrellgas Parties and their respective subsidiaries has good and valid title to all real properties and good title to all personal properties and assets described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by them, in each case free from liens, claims, security interests or other encumbrances that would reasonably be expected to materially affect the value thereof or materially interfere with the use made or to be made thereof by them, taken as a whole, including liens, claims, security interests and other encumbrances pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Issuers and their respective subsidiaries; and except as publicly disclosed prior to the date hereof, each of the Ferrellgas Parties and their respective subsidiaries hold any leased real property or buildings under valid and enforceable leases with no exceptions that would reasonably be expected to materially interfere with the use made by them, taken as a whole.

(gg)         Intellectual Property.  Each of the Ferrellgas Parties and their respective subsidiaries owns, possesses or can acquire on reasonable terms all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by it or which are necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), except for any such failures to own or license such Intellectual Property that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Ferrellgas Parties and their respective subsidiaries have not received any claims to the contrary or any challenges by any other person to the rights of the Ferrellgas Parties or their respective subsidiaries with respect to the Intellectual Property, or any notices of any infringement of the rights of others with respect to the Intellectual Property, that, if resolved adversely to any Ferrellgas Party or any of their respective subsidiaries, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(hh)         Labor and Employment Matters.  Except as disclosed in the Disclosure Package and the Prospectus and except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) none of the Ferrellgas Parties and their respective subsidiaries is engaged in any unfair labor practice, (ii) there is (A) no unfair labor practice complaint pending or, to the best of the Ferrellgas Parties’ and their subsidiaries’ knowledge, threatened against any of the Ferrellgas Parties or their respective subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the best of the Ferrellgas Parties’ and their respective subsidiaries’ knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Ferrellgas Parties’ and their respective subsidiaries’ knowledge, threatened against any of the Ferrellgas Parties or their respective subsidiaries and (C) no union representation dispute currently existing concerning the employees of any of the Ferrellgas Parties or their respective subsidiaries, (ii) to the best of the Ferrellgas Parties’ and their respective subsidiaries’ knowledge, no union organizing activities are currently taking place concerning the employees of any of the Ferrellgas Parties or their respective subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of any of the Ferrellgas Parties or their respective subsidiaries.

(ii)           Environmental Compliance.  Except as disclosed in the Disclosure Package and the Prospectus, none of the Ferrellgas Parties or any of their respective subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (ii) owns or operates any real property contaminated such that the clean-up or remediation is required by applicable environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)           Taxes.  Each of the Ferrellgas Parties and their respective subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date of this Agreement and have timely paid all taxes required to be paid by any of them, due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP (as defined below) or (ii) that, if not paid, would not reasonably be expected to have a Material Adverse Effect.

(kk)         ERISA Compliance.  None of the following events has occurred or exists with respect to any of the Ferrellgas Parties:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to any Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period, that would reasonably be expected to have a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees of the Ferrellgas Parties that would reasonably be expected to have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees of any of the Ferrellgas Parties by such Ferrellgas Party that would reasonably be expected to have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any of the Ferrellgas Parties may have any liability.

(ll)           Insurance.  The Ferrellgas Parties and their respective subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as they reasonably deem adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Ferrellgas Parties, their respective subsidiaries and their respective businesses; none of the Ferrellgas Parties or their respective subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements (relating to the Ferrellgas Parties and their respective subsidiaries on a consolidated basis) or other substantial expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the Closing Date.

(mm)      Non-Renewal of Contracts; Third Party Defaults.  None of the Ferrellgas Parties has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Ferrellgas Parties or, to the Ferrellgas Parties’ knowledge, any other party to any such contract or agreement.  To the knowledge of the Ferrellgas Parties, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to or by which any of the Ferrellgas Parties is a party or bound or to which their respective properties are subject is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), which breach, default or violation would reasonably be expected to have a Material Adverse Effect.

(nn)         Internal and Disclosure Controls.  The Partnership and the Operating Partnership maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Partnership and the Operating Partnership in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the General Partner’s management as appropriate to allow timely decisions regarding required disclosure; the Partnership and the Operating Partnership maintain systems of “internal control over financial reporting” as such term is defined in Rule 13a-15(f) and Rule 15d-15 of the Exchange Act; the Partnership and the Operating Partnership have carried out evaluations of the effectiveness of their disclosure controls and procedures and internal control over financial reporting as required by Rule 13a-15 of the Exchange Act; and since the date of the most recent balance sheet of the Partnership reviewed or audited by Grant Thornton LLP and the Audit Committee of the Board of Directors of the General Partner, (i) the Ferrellgas Parties have not been advised of (A) any “significant deficiencies” or “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) in the design or operation of the internal control over financial reporting of the Partnership or the Operating Partnership that are reasonably likely to adversely affect the ability of the Partnership or the Operating Partnership to record, process, summarize and report financial data or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Ferrellgas Parties’ internal controls and (ii) there has been no change in internal control over financial reporting that materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Partnership or the Operating Partnership, including any corrective action with regard to significant deficiencies and material weaknesses.  The Partnership and the Operating Partnership maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with its management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Disclosure

Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(oo)         Sarbanes-Oxley Act.  The Ferrellgas Parties and their directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(pp)         Forward-Looking Statements.  Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith.

(qq)         Statistical and Market Data.  All statistical or market-related data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, is based on or derived from sources that the Ferrellgas Parties reasonably believe to be reliable and accurate in all material respects, and the Ferrellgas Parties have obtained the written consent to the use of such data from such sources to the extent required.

(rr)           Sanctions.  None of the Ferrellgas Parties, nor any subsidiary, director, employee or officer thereof, nor, to the knowledge of the Ferrellgas Parties and their respective subsidiaries, any affiliate or other person associated with or acting on behalf of the Ferrellgas Parties or any of their respective subsidiaries is the subject or target of Sanctions.  None the Ferrellgas Parties nor any of their respective subsidiaries, is located, organized or resident in a Sanctioned Country.  No part of the proceeds of the offering of the Units hereunder will be used, directly or indirectly, by the Ferrellgas Parties in violation of Sanctions. For purposes hereof: (i) “Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or other relevant sanctions authority, or (b) the Canadian Office of the Superintendent of Financial Institutions and (ii) “Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria). For the past five years, the Ferrellgas Parties and their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ss)          Prohibition on Distributions.  No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus.

(tt)           Broker’s Fees.  Except pursuant to this Agreement, there are no contracts, agreements or understandings between any of the Ferrellgas Parties or their respective subsidiaries, on the one hand, and any person, on the other hand, that would give rise to a valid claim against any of the Ferrellgas Parties and their respective subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment.

(uu)         Stabilization.  None of the Ferrellgas Parties, their respective subsidiaries or, to the knowledge of the Ferrellgas Parties and their respective subsidiaries, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action that has constituted, or that was designed or would reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(vv)         FINRA Affiliations.  To the knowledge of the Ferrellgas Parties, there are no affiliations or associations between (i) any member of FINRA and (ii) the Ferrellgas Parties, any of the Ferrellgas Parties’ officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectuses and the Prospectus.

(ww)       Lending Relationship.  Except as described in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectuses and the Prospectus, no Ferrellgas Party (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds of the offering contemplated hereby to repay any outstanding debt owed to any affiliate of any Underwriter.

(xx)         Relationship with Directors or Officers.  Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Ferrellgas Parties or any of their respective subsidiaries to or for the benefit of any of the officers or directors of the Ferrellgas Parties or any of their respective subsidiaries or any of their respective family members.

(yy)         Anti-Corruption and Anti-Bribery.  None of the Ferrellgas Parties or any of their respective subsidiaries, nor any director, officer or to the knowledge of the Ferrellgas Parties and any of their respective subsidiaries, any agent, affiliate, employee or other person associated with or acting on behalf of the Ferrellgas Parties or any of their respective subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee (including of any government-owned or controlled entity or of a public international organization) or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable anti-bribery or anti-corruption law; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit.  The Ferrellgas Parties and their respective subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(zz)         Anti-Money Laundering.  The operations of the Ferrellgas Parties and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Ferrellgas Parties or any of their respective subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Ferrellgas Parties or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Ferrellgas Parties and their respective subsidiaries, threatened.

(aaa)      Filed Reports.  The Ferrellgas Parties’ Annual Report on Form 10-K most recently filed with the Commission and all reports for periods or dates after July 31, 2014, which have been filed by the Ferrellgas Parties’ pursuant to the Exchange Act, when they were filed with the Commission (or if an amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

In addition, any certificate signed by any officer of the Ferrellgas Parties and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Units shall be deemed to be a representation and warranty by the Ferrellgas Parties, as to matters covered thereby, to each Underwriter.

SECTION 4.         Certain Covenants of the Ferrellgas Parties.

The Ferrellgas Parties, jointly and severally, hereby agree:

(a)           Blue Sky Qualification.  To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions the Underwriters may designate and to maintain such qualifications in effect so long the Underwriters may request for the distribution of the Units; provided, however, that no Ferrellgas Party shall be required to qualify as a foreign corporation or limited partnership or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise the Underwriters of the receipt by the Ferrellgas Parties of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)           Copies of Prospectus.  To make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c)           Post-Effective Amendments.  If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Units may be sold, to use their reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and to pay any applicable fees in accordance with the Act, as soon as possible; and to advise the Underwriters promptly and, if requested by the Underwriters, to confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Partnership agrees to file in a timely manner in accordance with such Rules);

(d)           New Filing or Amendment to Comply as to Form.  If, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify the Underwriters, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Units, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to the Underwriters, (iii) use their reasonable best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify the Underwriters of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the Prospectus, it being understood that all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e)           Expiration of Registration Statement.  If the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, to file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Units, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form reasonably satisfactory to the Underwriters; to use their reasonable best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify the Underwriters of such effectiveness; and to take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the Prospectus, it being understood that all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;

(f)            Filing of Amendments or Supplements.  To advise the Underwriters promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use their reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide the Underwriters and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing; and to file no such amendment or supplement to which the Underwriters shall reasonably object in writing (unless a Ferrellgas Party is advised by legal counsel that it is required by law to make such a filing);

(g)           Exchange Act Reports.  Subject to Section 4(f) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by them with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units; to provide the Underwriters, for their review and comment, with a copy of such reports and statements and other documents to be filed by them pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing; to file no such report, statement or document to which the Underwriters shall have reasonably objected in writing (unless a Ferrellgas Party is advised by legal counsel that it is required by law to make such a filing); and to promptly notify the Underwriters of such filing;

(h)           Filing Fees.  To pay the fees applicable to the Registration Statement in connection with the offering of the Units within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act;

(i)            Misstatements or Omissions.  To advise the Underwriters promptly of the happening of any event known to any of the Ferrellgas Parties within the period during which a prospectus relating to the Units is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at their expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(j)            Earnings Information.  To make generally available to the Partnership’s security holders, and to deliver to the Underwriters, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(k)           Copies of Registration Statement.  To furnish to the Underwriters copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(l)            Interim Financial Statements.  To furnish to the Underwriters as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Ferrellgas Parties which have been read by their independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof;

(m)          Use of Proceeds.  To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement;

(n)           Covenant to Pay Costs.  To pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the preparation, printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Ferrellgas Parties relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, including Internet roadshows, travel, lodging and other expenses incurred by the officers of the Ferrellgas Parties and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) the performance of the Ferrellgas Parties’ other obligations hereunder;

(o)           Compliance with Rule 433.  To comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(p)           Lock-Up Agreement.  Beginning on the date hereof through and ending on, and including, the date that is 60 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of JP Morgan, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement, (B) issuances of Common Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus, the Prospectus or the Disclosure Package, (C) the issuance of unit options not exercisable during the Lock-Up Period pursuant to unit option plans described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus, the Prospectus or the Disclosure Package and (D) issuances of Common Units in connection with the acquisition of assets or businesses by the Partnership or the Operating Partnership if the recipient(s) of such Common Units are the seller(s) of such assets or businesses and enter into a lock-up agreement substantially similar to that attached hereto as Exhibit A for the remainder of the Lock-Up Period (for the avoidance of doubt, the issuance of the 11,200,000 common units to the sellers of the Acquired Business as consideration for the Acquisition shall be issued pursuant to this clause (D)); provided, however, that if (1) during the last seventeen (17) days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(p) shall continue to apply until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless JP Morgan waives, in writing, such extension;

(q)           Press Releases and Other Communications.  Other than as required by law or the rules and regulations of the Commission or the NYSE, prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Ferrellgas Parties, the financial condition, results of operations, business, properties, assets, or liabilities of the Ferrellgas Parties, or the offering of the Units, without the prior consent of the Underwriters, which consent shall not be unreasonably withheld;

(r)            Distribution of Prospectuses.  At any time at or after the execution of this Agreement, to make, directly or indirectly, no offer or sale of any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus;

(s)            Stabilization.  To take, directly or indirectly, no action that will constitute, or that is designed or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

(t)            NYSE Listing.  To use their reasonable best efforts to cause the Units to be listed on the NYSE and to maintain the listing of the Common Units, including the Units; and

(u)           Transfer Agent.  To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Partnership, a registrar for the Common Units.

The Underwriters may, in their sole discretion, waive in writing the performance by any Ferrellgas Party of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 5.         Reimbursement of the Underwriters’ Expenses.  If, after the execution and delivery of this Agreement, the Units are not delivered for any reason other than the termination of this Agreement pursuant to clause (b)(i), (iii), (iv) or (v) of the second paragraph of Section 7 hereof or the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Ferrellgas Parties, jointly and severally, shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

SECTION 6.         Conditions of the Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Ferrellgas Parties on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Ferrellgas Parties of their obligations hereunder and to the following additional conditions precedent:

(a)           The Partnership shall have furnished to the Underwriters at the time of purchase and, if applicable, at each additional time of purchase, an opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance reasonably satisfactory to the Underwriters.

(b)           The Underwriters shall have received from of each of Deloitte & Touche LLP, Grant Thornton LLP, KPMG LLP and James, Hardy & Haley LLP letters dated the date of this Agreement, the time of purchase (solely in the case of Grant Thornton LLP and KPMG LLP) and, if applicable, each additional time of purchase (solely in the case of Grant Thornton LLP and KPMG LLP), and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to the Underwriters, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(c)           The Underwriters shall have received at the time of purchase and, if applicable, at each additional time of purchase, the favorable opinions of Cahill Gordon & Reindel LLP and Baker Botts L.L.P., counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(d)           No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Underwriters shall have objected in writing.

(e)           The Registration Statement and any registration statement required to be filed, prior to the sale of the Units, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act.  The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(f)            Prior to and at the time of purchase, and, if applicable, each additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act;

(ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package shall not, and no amendment or supplement thereto shall, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(g)           The Partnership shall have delivered, at the time of purchase and, if applicable, each additional time of purchase, to the Underwriters a certificate of the Chief Executive Officer and the Chief Financial Officer of the General Partner, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit B attached hereto.

(h)           The Underwriters shall have received each of the signed Lock-Up Agreements referred to in Section 3(dd) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(i)            The Ferrellgas Parties shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase as the Underwriters may reasonably request.

(j)            The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(k)           The Underwriters shall have received on and as of the date of this Agreement, the time of purchase and, if applicable, each additional time of purchase a certificate of the chief financial officer of the Partnership in the form of Exhibit C hereto.

Each of the Ferrellgas Parties will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request.  The Underwriters may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters, whether in respect of the Closing Date or otherwise.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Partnership at any time on or prior to the time of purchase, which termination shall be without liability on the part of any party to any other party, except that Sections 4(n), 5, and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 7.         Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination, in the absolute discretion of the Representative, if (a) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, assets, management, condition (financial or otherwise) or results of operations of the Ferrellgas Parties taken as a whole, the effect of which change or development is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, (b) since the time of execution of this Agreement, there shall have occurred (i) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ, (ii) a suspension or material limitation in trading in the Partnership’s securities on the NYSE, (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war, or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v), in the sole judgment of the Representative, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (c) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Ferrellgas Parties by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) under the Exchange Act.

If the Underwriters elect to terminate this Agreement as provided in this Section 7, the Ferrellgas Parties and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Ferrellgas Parties shall be unable to comply with any of the terms of this Agreement, the Ferrellgas Parties shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Ferrellgas Parties under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

SECTION 8.         Increase in Underwriters’ Commitments.  Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as the Underwriters may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A attached hereto.

Without relieving any defaulting Underwriter from its obligations hereunder, the Ferrellgas Parties agree with the non-defaulting Underwriters that they will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by the Underwriters with the approval of the Ferrellgas Parties or selected by the Ferrellgas Parties with the Underwriters’ approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Ferrellgas Parties for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Ferrellgas Parties or the Underwriters shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A attached hereto.

If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Ferrellgas Parties shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Ferrellgas Parties to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Ferrellgas Parties.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 9.         Indemnity and Contribution.

(a)           Each of the Ferrellgas Parties, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, the Disclosure Package, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)           Each Underwriter severally agrees to indemnify, defend and hold harmless Ferrellgas Parties, their directors and officers, and any person who controls the Ferrellgas Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Ferrellgas Parties or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Partnership expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Ferrellgas Parties or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, unless a court of competent jurisdiction shall have issued a final judicial determination that the indemnifying party was materially prejudiced in its defense by reason of such delay.  The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding reasonably acceptable to the indemnified party or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party or counsel to the indemnified party should be conflicted from representing the indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Ferrellgas Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Ferrellgas Parties, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Ferrellgas Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units.  The relative fault of the Ferrellgas Parties, on the one hand, and of the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Ferrellgas Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)           The Ferrellgas Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)            The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Ferrellgas Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Ferrellgas Parties, their respective directors or officers or any person who controls the Ferrellgas Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.  Each of the Ferrellgas Parties and each Underwriter agree to notify each other promptly of the commencement of any Proceeding against it and, in the case of the Ferrellgas Parties, against any of their officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

SECTION 10.       Information Furnished by the Underwriters.  The statements set forth in the thirteenth paragraph under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

SECTION 11.       Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10017 (facsimile:  (212) 622-8358), Attention:  Equity Syndicate Desk and with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005 (facsimile:  (212) 378-2453), Attention:  Douglas S. Horowitz, Esq., and a copy to Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002 (facsimile:  (713) 229-7734), Attention:  Gerald M. Spedale; and if to the Ferrellgas Parties, shall be sufficient in all respects if delivered or sent to the offices of the Partnership at 7500 College Blvd., Suite 1000, Overland Park, KS 66210 (facsimile:  (913) 661-1537), Attention:  Chief Financial Officer, with a copy to Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002 (facsimile:  (713) 236-0822), Attention:  John Goodgame.

SECTION 12.       Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 13.       Submission to Jurisdiction; Waiver of Jury Trial.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New

York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Ferrellgas Parties hereby consent to the jurisdiction of such courts and personal service with respect thereto.  The Ferrellgas Parties hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter and each of the Ferrellgas Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its securityholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Ferrellgas Parties and each Underwriter agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon them and may be enforced in any other courts to the jurisdiction of which they are or may be subject, by suit upon such judgment.

SECTION 14.       Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Ferrellgas Parties and, to the extent provided in Section 9 hereof, the controlling persons, partners, directors, officers, members and affiliates referred to in such Section 9, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

SECTION 15.       No Fiduciary Relationship.  The Ferrellgas Parties each hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities.  The Ferrellgas Parties each further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Ferrellgas Parties, their respective management, securityholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Ferrellgas Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Ferrellgas Parties each hereby confirm their understanding and agreement to that effect.  The Ferrellgas Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Ferrellgas Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Ferrellgas Parties.  The Ferrellgas Parties and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Ferrellgas Parties and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Ferrellgas Parties with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Ferrellgas Parties on other matters).  The Ferrellgas Parties hereby waive and release, to the fullest extent permitted by law, any claims that they or their affiliates may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Ferrellgas Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 16.       Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17.       Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Ferrellgas Parties and their successors and assigns and any successor or assign of any substantial portion of the Ferrellgas Parties’ and any of the Underwriters’ respective businesses and/or assets.

SECTION 18.       Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, then to the extent practicable there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19.       General Provisions.

(a)          Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.

(b)          In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(c)          This Agreement, together with the schedules and exhibits hereto, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

(d)          This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

If the foregoing correctly sets forth the understanding among the Ferrellgas Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Ferrellgas Parties and the Underwriters, severally.

Very truly yours,

FERRELLGAS PARTNERS, L.P.

By:	Ferrellgas, Inc., its general partner

By:	/s/ Alan C. Heitmann
	Name:	Alan C. Heitmann
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

FERRELLGAS, L.P.

By:	Ferrellgas, Inc., its general partner

By:	/s/ Alan C. Heitmann
	Name:	Alan C. Heitmann
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

FERRELLGAS, INC.

By:	/s/ Alan C. Heitmann
	Name:	Alan C. Heitmann
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

Signature Page to the Underwriting Agreement

Accepted and agreed to as of the date
first above written:

J.P. MORGAN SECURITIES LLC

UBS SECURITIES LLC

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

RBC CAPITAL MARKETS, LLC

JEFFERIES LLC

SUNTRUST ROBINSON HUMPHREY, INC.

CAPITAL ONE SECURITIES, INC.

FIFTH THIRD SECURITIES, INC.

MITSUBISHI UFJ SECURITIES (USA), INC.

SIMMONS & COMPANY INTERNATIONAL

By:	J.P. MORGAN SECURITIES LLC,
as Representative of the several Underwriters

By:	/s/ Catherine O’Donnell
	Name:	Catherine O’Donnell
	Title:	Executive Director

Signature Page to the Underwriting Agreement

SCHEDULE A

Underwriters	Amount of Common Units
J.P. Morgan Securities LLC	1,233,375
UBS Securities LLC	1,170,125
Barclays Capital Inc.	1,012,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,012,000
RBC Capital Markets, LLC	632,500
Jefferies LLC	569,250
SunTrust Robinson Humphrey, Inc.	189,750
Capital One Securities, Inc.	126,500
Fifth Third Securities, Inc.	126,500
Mitsubishi UFJ Securities (USA), Inc.	126,500
Simmons & Company International	126,500
Total	6,325,000

Sch. A-1

SCHEDULE B-1

None.

Sch. B-1-1

SCHEDULE B-2

FERRELLGAS PARTNERS, L.P.

1.             6,325,000 Common Units representing limited partnership interests

2.             The public offering price per Common Unit shall be $23.00.

Sch. B-2-1

SCHEDULE C

SUBSIDIARIES OF FERRELLGAS PARTNERS, L.P.

1.             Ferrellgas, L.P. (Delaware)

2.             Ferrellgas Partners Finance Corp. (Delaware)

3.             Ferrellgas Finance Corp. (Delaware)

4.             Ferrellgas Receivables, LLC (Delaware)

5.             Blue Rhino Global Sourcing, Inc. (Delaware)

6.             Blue Rhino Canada, Inc. (Delaware)

7.             Uni Asia, Ltd.  (Seychelles)

8.             Sable Environmental, LLC (Texas)

Sch. C-1

EXHIBIT A

[Form of lock-up from directors, officers or other stockholders pursuant to Section 3(dd)]

June 2, 2015

J.P. Morgan Securities LLC

UBS Securities LLC

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

RBC Capital Markets, LLC

Jefferies LLC

SunTrust Robinson Humphrey, Inc.

Capital One Securities, Inc.

Fifth Third Securities, Inc.

Mitsubishi UFJ Securities (USA), Inc.

Simmons & Company International

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10017

Re:                             Proposed Public Offering of Common Units by Ferrellgas Partners, L.P.

Dear Sirs:

The undersigned, a securityholder of Ferrellgas Partners, L.P. or a director or officer of Ferrellgas, Inc., understands that J.P. Morgan Securities LLC (“JP Morgan”), UBS Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, Jefferies LLC, SunTrust Robinson Humphrey, Inc., Capital One Securities, Inc., Fifth Third Securities, Inc., Mitsubishi UFJ Securities (USA), Inc. and Simmons & Company International (collectively, the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Ferrellgas Parties (as defined in the Underwriting Agreement) providing for the public offering of common units of Ferrellgas Partners, L.P., a Delaware limited partnership (the “Partnership”).  In recognition of the benefit that such an offering will confer upon the undersigned with respect to the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of JP Morgan, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Partnership’s common units (the “Common Units”) or any securities convertible into or exchangeable or exercisable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic

Exh. A-1

consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of JP Morgan, provided that (1) the Underwriters receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin).

Furthermore, the undersigned may sell shares of Common Units purchased by the undersigned on the open market following the public offering referred to above if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

In addition, notwithstanding the foregoing, without the prior written consent of JP Morgan, the undersigned may exercise options to purchase Common Units outstanding under existing employee benefit plans; provided that the Common Units continue to be covered as Lock-Up Securities pursuant to this agreement.

Notwithstanding the foregoing, if:

(1)           during the last 17 days of the 60-day lock-up period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or

(2)           prior to the expiration of the 60-day lock-up period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless JP Morgan waives, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 60-day lock-up period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the 60-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Exh. A-2

[Signature Page Follows]

Exh. A-3

Very truly yours,

Signature:

Print Name:

Exh. A-4

EXHIBIT A-1

Security holders, directors and officers subject to Section 3(dd):

Ferrell Companies, Inc.

Ferrell Resources Holdings, Inc.

JEF Capital Management, Inc.

James E. Ferrell

Pamela A. Breuckmann

Daniel G. Kaye

A. Andrew Levison

John R. Lowden

Michael F. Morrissey

David L. Starling

Stephen L. Wambold

Tod D. Brown

Boyd H. McGathey

Alan C. Heitmann

Exh. A-1-1

EXHIBIT B

Officers’ Certificate to be delivered pursuant to Section 6(g) of the Underwriting Agreement

Each of the undersigned, Stephen L. Wambold, Chief Executive Officer and President, and Alan C. Heitmann, Executive Vice President, Chief Financial Officer and Treasurer, of Ferrellgas, Inc., a Delaware corporation (the “General Partner”) and the general partner of Ferrellgas Partners, L.P. (the “Partnership”) and Ferrellgas, L.P. (the “Operating Partnership”), on behalf of the General Partner, the Partnership and the Operating Partnership, does hereby certify, pursuant to Section 6(g) of that certain Underwriting Agreement, dated June 2, 2015 (the “Underwriting Agreement”) among the General Partner, the Partnership and the Operating Partnership and J.P. Morgan Securities LLC, as representative of the Underwriters, that as of June 2, 2015:

1.             He has reviewed the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.             The representations and warranties of the Ferrellgas Parties as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.             The Ferrellgas Parties have performed their obligations under the Underwriting Agreement in all material respects that are to be performed at or before the date hereof.

4.             The conditions set forth in Section 6 of the Underwriting Agreement, except for paragraph (c) thereof as to which each of the undersigned makes no certification, have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

Akin Gump Strauss Hauer & Feld LLP, Cahill Gordon & Reindel LLP and Baker Botts L.L.P. are entitled to rely on this Officers’ Certificate in connection with the rendering of their respective opinions to be delivered pursuant to the Underwriting Agreement, or in connection with the issuance of the Units.

Exh. B-1

EXHIBIT C

[Form of]

Chief Financial Officer’s Certificate

This Chief Financial Officer’s Certificate (this “Certificate”) is delivered pursuant to Section 6(k) of the Underwriting Agreement, dated June 2, 2015 (the “Underwriting Agreement”) among the General Partner, the Partnership and the Operating Partnership and J.P. Morgan Securities LLC, as representative of the Underwriters.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

I, Alan C. Heitmann, the Executive Vice President, Chief Financial Officer and Treasurer of the Partnership and the Operating Partnership, hereby certify in such capacity on behalf of the Partnership and the Operating Partnership and not in any individual capacity (and without any personal liability in respect thereof), that:

1.                                 I am responsible for supervising the preparation of the Company’s financial statements and knowledgeable with the financial accounting, reporting and control systems of the Company.

2.                                 I have participated in the preparation of, or supervised the preparation of, the preliminary financial data for the fiscal quarter ended April 30, 2015, and the other financial estimates included in the section of the [Preliminary Prospectus Supplement/Prospectus Supplement] titled “Summary—Recent developments—Preliminary financial results for the fiscal quarter ended April 30, 2105,” and have read the circled preliminary financial data for the Partnership and its consolidated subsidiaries included in the Pricing Disclosure Package attached hereto as Annex 1 (such circled financial data, the “Preliminary Financial Information”).

3.                                 The Preliminary Financial Information: (a) was derived from the internal accounting records of the Partnership and its consolidated subsidiaries, (b) while preliminary and unaudited and unreviewed, was prepared on a basis that is substantially consistent with that of the audited financial statements contained in the Disclosure Package and (c) accurately presents, in all material respects, the preliminary results and other estimates of the Partnership and its consolidated subsidiaries for the fiscal quarter ended April 30, 2015 as set forth on Annex 1.

4.                                 Based upon my direct involvement with such matters and based upon my discussions with the other executive officers of the Partnership and the Operating Partnership, I am not aware of any adjustments that would reasonably be expected to cause the Preliminary Financial Information to vary in any material respect as a result of the preparation and finalization of the consolidated financial statements of the Partnership and its consolidated subsidiaries for the fiscal quarter ended April 30, 2015.

[Signature page follows]

Exh. C-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Partnership and the Operating Partnership as of the date first written above.

FERRELLGAS PARTNERS, L.P.

By:	Ferrellgas, Inc., its general partner

By:
	Name:	Alan C. Heitmann
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

FERRELLGAS, L.P.

By:	Ferrellgas, Inc., its general partner

By:
	Name:	Alan C. Heitmann
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

Exh. C-2

Annex 1

Preliminary Financial Information

[Attached]

Exh. C-3